                                                                       EXHIBIT 6

                            AGREEMENT OF JOINT FILING

         AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company agree that the Amendment No. 9 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, and all filings under Schedule TO to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: February 9, 2001
                                         AIMCO PROPERTIES, L.P.

                                         By: AIMCO-GP, INC.
                                             (General Partner)

                                         By: /s/ Patrick J. Foye
                                             -----------------------------------
                                             Executive Vice President


                                         AIMCO-GP, INC.

                                         By: /s/ Patrick J. Foye
                                             -----------------------------------
                                             Executive Vice President


                                         APARTMENT INVESTMENT
                                         AND MANAGEMENT COMPANY

                                         By: /s/ Patrick J. Foye
                                             -----------------------------------
                                             Executive Vice President